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                                                                      EXHIBIT 19


                 EXCERPTS FROM AMP'S ANNUAL REPORT ON FORM 10-K

            Cautionary Statements for Purposes of the "Safe Harbor"

     Statements made by AMP Incorporated in written or oral form to various persons, including statements made in filings with the SEC, that are not strictly historical facts are "forward-looking" statements that are based on current expectations about the markets in which the Company does business and assumptions made by management. Such statements should be considered as subject to risks and uncertainties that exist in the Company's operations and business environment and could render actual outcomes and results materially different than predicted. The following includes some, but not all, of the factors or uncertainties that could cause AMP to miss its projections:

 .  The effects of extreme changes in monetary and fiscal policies, in the U.S.
   and abroad. This would include extreme currency fluctuations in the Japanese Yen and German Mark, continued strengthening of the U.S. dollar, and unforeseen inflationary pressure.

 . The threat of a global economic slowdown in any one, or all, of our market segments.

 . Drastic and unforeseen price pressure throughout the business. Currently the most noticeable pressure is in the personal computer industry where OEMs are passing the price pressure through to their suppliers. Similar price pressure can also be seen in the cellular/mobile phone industry.

 . Increased difficulties in obtaining a consistent supply of basic materials like copper, gold, or plastic resins at stable pricing levels.

 . Unpredictable difficulties or delays in the development of key new product programs, particularly in some of the Company's non-traditional businesses.

 . Unforeseen interruptions to AMP's markets due to strikes that have regional or multi-industry impacts, such as recent situations in Korea, France and Spain.

 .  Rapid escalation of the cost of regulatory compliance and litigation.

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 .  Unpredictable governmental policies and actions including, but not limited to, protectionism, sourcing requirements, confiscation of assets, and reductions in public spending.

 . Unforeseen intergovernmental conflicts or actions, including but not limited to, armed conflict and trade wars. For example, the possibility of armed conflict with Iraq, and the conflict between North Korea and South Korea or China and Taiwan could escalate and have a substantial impact on our business in Asia/Pacific.

 . During an unforeseen business downturn or a period of less-than-anticipated growth, under-utilization of AMP's factories and plants could have a negative impact on our business.

 . Greater than anticipated startup expenses and delays related to bringing new plants on-line could impact our projections.

 . Greater than anticipated difficulties and delays in assimilating newly-acquired businesses into our business portfolio resulting in unanticipated expenses and unrealized savings.

 . Any difficulties in obtaining the human resource competencies that AMP needs to achieve its business objectives; includes skilled-labor shortages in the U.S. and abroad. This also assumes that we will be able to retain key talent, both managerial and technical.

 . Risks associated with any disruptive changes in our customer, supplier, and competitor relations as a consequence of AMP's and others' movement along the vertical product chain.

 . The risks associated with any technological shifts away from AMP technologies or core competencies.

 . Unforeseen Year 2000 compliance issues, both within AMP and among our customers and suppliers and in general among the business and governmental communities, could negatively impact our business results.

 . The risk of not recovering research and development expenses relating to a limited ability to enforce patents and copyright laws in certain parts of the world.

 . While AMP has traditionally been a leader in environmental compliance, unforeseen and drastic changes to governmental environmental policies and related government action could impact our projections.

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 .  Standardization, while often viewed as a positive for AMP, could have a substantial impact on our business.

 . Risks associated with market acceptance of our customers' end-products such as technology winners in the converging computer, consumer electronics and communications industries.

 . Unforeseen interruptions to AMP's business with our largest customers, resulting from, but not limited to, strikes, cash flow, or inventory problems at the account.

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